EXHIBIT 99.3

                      BELL ATLANTIC AND GTE AGREE TO MERGE


NEW YORK and STAMFORD, Conn., July 28, 1998--Bell Atlantic (NYSE: BEL) and GTE Corp. (NYSE: GTE) will merge in a transaction joining Bell Atlantic's sophisticated network serving its dense, data-intensive customer base with GTE's national footprint, advanced data communications capabilities and long distance experience. The transaction also creates one of the world's premier wireless communications companies and combines two companies with extensive and complementary international assets. The merger of equals was announced today by Bell Atlantic Chairman Raymond W. Smith, Bell Atlantic Chief Executive Officer Ivan Seidenberg, and GTE Chairman and Chief Executive Officer Charles R. Lee.

The executives said a hallmark of the transaction is the ability of the merged company to accelerate its growth by building upon its complementary strengths to bring new, competitively priced services to millions of consumers and business customers. It is anticipated that the merged company, with 1997 combined revenues of $53 billion and a current combined market capitalization of approximately $ 125 billion, will target annual EPS growth of 15 percent, exceeding each company's current expectations.

Under the terms of the definitive agreement, which was approved by the boards of directors of both companies, GTE shareholders will receive 1.22 shares of Bell Atlantic stock for each GTE share they own. (GTE had 963,241,244 shares outstanding as of June 30, 1998.) The transaction is expected to be tax-free to shareholders and to be accounted for as a pooling of interests.

Based on investments they have already made, and the strategic fit between them, the merged company will immediately have leadership positions and enhanced growth potential in four key businesses:

o DATA: GTE is already a major provider of data and advanced Internet services to consumers and businesses, with one of the industry's most sophisticated data networks. Bell Atlantic serves millions of the

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         world's most information-intensive  residential and business customers, including the headquarters of 175 of the Fortune 500 companies, and a huge base of multinational businesses. The merged company thus combines a major provider of advanced data services with millions of customers whose demand for these services is exploding. In addition, both Bell Atlantic and GTE have committed to aggressive ADSL deployments, positioning the merged company to be the leading provider of advanced data services to the home.

o WIRELESS: The merged company will be the nation's largest and most advanced cellular service provider. Together, Bell Atlantic and GTE currently have 10.6 million domestic wireless customers and more than 100 million cellular POPs. The wireless technologies of the two companies are both migrating to state-of-the-art CDMA technology and are, therefore, fully compatible. Moreover, Bell Atlantic and GTE have both demonstrated the ability to successfully integrate wireless operations and to significantly enhance their efficiency and profitability.

o DOMESTIC: With 63 million access lines, the merged company will provide the crucial first-mile link to the global telecommunications network for millions of homes and businesses in 38 states. As the nation's largest local exchange carrier, and an emerging long distance provider, it will be able to better serve its customers by using that size and scope to drive down costs and speed new services to market.

o INTERNATIONAL: With a significant presence in more than 30 countries and virtually no overlap, the international portfolios of GTE and Bell Atlantic are focused on some of the world's highest-growth markets. The merged company will have significant international reach, extending from Canada to Argentina and from Europe to Asia. In addition, customers in its service territory currently account for more than 30 percent of the world's international traffic. Those customers represent an enormous business opportunity for the merged company when it receives regulatory approval to handle long distance traffic.

In  addition,  the merged  company  will be the  world's  largest  publisher  of

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telephone directories.  Capital investments already made by the two companies in their markets will enable the merged company to achieve its growth objectives without major new capital commitments. Moreover, based on anticipated revenue and cost synergies, the transaction is expected to be accretive to earnings per share, excluding one-time, merger-related charges, in the first year following completion.

Seidenberg of Bell Atlantic said: "This transaction means more choice. Customers will have access to a complete range of competitively priced services, and have it far faster than would otherwise be possible.

"The transaction also means more competition. The combined enterprise will have the financial, operational and technological resources to compete effectively against the strategies of AT&T/TCI, SBC/Ameritech, WorldCom/MCI and others, both current and future," Seidenberg said.

Lee of GTE said: We will be the only telecommunications company that has it all: a unique mix of local and long distance, national and international assets, and voice, wireless, data, Internet and other services. With those competitive advantages - unmatched by any existing or proposed communications company - we will be well-positioned to better serve our customers, accelerate our growth and continue to build shareholder value."

Smith of Bell Atlantic said: "In the new telecommunications environment, companies with scope, scale, and a clear vision of how best to meet customer demand will be the industry leaders. Today, we are creating such a company."

Lee and Seidenberg will share responsibility for the management of the company, and will both serve on the merged company's board. Lee will serve as Chairman and Co-CEO of the merged company, and Seidenberg will serve as its President and Co-CEO. Beginning on June 30, 2002, Seidenberg will become the sole CEO, with Lee continuing as non-executive Chairman until June 30, 2004, when he will be succeeded by Seidenberg. As previously announced, Smith will retire as Chairman of Bell Atlantic by year-end 1998.


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The merged  company's  board of directors  will have equal  numbers of directors designated by Bell Atlantic and GTE. The top management team for the merged company, which will be named shortly, will be a blend of the senior managers of both Bell Atlantic and GTE. The merged company will be headquartered in New York City, with a significant operational presence in Dallas and other locations.

Lee and Seidenberg said that they expect the transaction to produce cost synergies totaling $2 billion within three years of completion, principally related to economies of scale and other operating efficiencies. It is expected that the merged company will generate an additional $2 billion in revenue synergies.

The two companies have a total of more than 250,000 employees. Because the transaction is driven primarily by growth opportunities, not by opportunities to cut costs by eliminating jobs, it is not expected to have a material impact on employment levels of the hourly workers of either GTE or Bell Atlantic. In fact, as the combined enterprise grows, overall employment levels may increase. In addition, while a small percentage of overlapping management positions may be eliminated, it is anticipated that this growth will create many new professional opportunities.

Both GTE and Bell Atlantic have proven track records in successfully and quickly integrating business operations. For example, GTE today thrives as a highly focused, integrated company, after a series of major acquisitions and divestitures over the past decade, including the acquisition of BBN Corp. in 1997. Bell Atlantic and NYNEX formed a wireless joint venture in 1994, and the two companies merged in 1997. By 1996, the wireless joint venture achieved a market leadership position with innovative products, faster customer growth and sharply improved profitability. The integration of Bell Atlantic and NYNEX is now largely complete, and is already producing efficiencies greater than those initially projected.

Bell Atlantic has been a leader in opening its market to local competition. Seidenberg said: "The key for us, and for our customers, is our ability to move into new markets faster. We will continue to work closely with our regulators to expedite the long distance approval process so the customers of the combined enterprise can realize the benefits of the merger as quickly as possible."

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The transaction,  which requires approval by the shareholders of both companies, expiration of the applicable Hart-Scott-Rodino waiting period and approval by various regulatory authorities, is expected to be completed in approximately 12 months.

Bear, Stearns & Co. Inc., Merrill Lynch and Morgan Stanley acted as financial advisors to Bell Atlantic, and Bear, Stearns and Merrill Lynch each provided a fairness opinion to Bell Atlantic.

Goldman, Sachs & Co. and Salomon Smith Barney acted as financial advisors to GTE, and each firm provided a fairness opinion to GTE.

INTERNET USERS: This news release and other information on the two companies can be found on the Bell Atlantic World Wide Web site (www.ba.com) and on GTE's Web site (www.gte.com).

Information contained in this release with respect to the expected financial impact of the proposed merger is forward-looking. These statements represent the companies' reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially. Such factors include: materially adverse changes in regulatory and economic conditions in the markets in which the companies operate; substantial delay in the expected closing of the merger; the ability to achieve the synergies identified; and a significant change in the timing of, and conditions under which, Bell Atlantic is allowed to offer long distance services within its region.


Contacts:         Bell Atlantic                      GTE
                  -------------                      ---
                  Susan Kraus/Eric Rabe              Peter Thonis
                  212-395-0500                       203-965-3326
                  eric.w.rabe@bellatlantic.com       peter.thonis@hq.gte.com
                  susan.kraus@bellatlantic.com

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